 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2015

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On February 2, 2015, SS&C Technologies Holdings, Inc. (“SS&C”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among SS&C, Arbor Acquisition Company, Inc., a wholly-owned subsidiary of SS&C (“Merger Subsidiary”) and Advent Software, Inc. (“Advent”). Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been approved by the boards of directors of SS&C and Merger Subsidiary, Merger Subsidiary will merge with and into Advent (the “Merger”), whereupon the separate existence of Merger Subsidiary will cease and Advent will be the surviving corporation and a wholly owned subsidiary of SS&C.

Upon the consummation of the Merger (the “Effective Time”), each outstanding share of the common stock of Advent (the “Advent Stock”), other than certain excluded shares, will be converted into the right to receive $44.25 in cash, without interest (the “Merger Consideration”). At the Effective Time, (i) the vested portion of each equity award (including any portion that becomes vested in accordance with its terms) relating to shares of Advent Stock that is outstanding as of the Effective Time will be cancelled and converted into the right to receive the Merger Consideration with respect to each share of Advent Stock subject to such award (in the case of stock options and stock appreciation rights, less the applicable exercise price per share of Advent Stock) and (ii) the unvested portion of each such equity award that is outstanding as of the Effective Time will be converted into a comparable award with respect to shares of common stock of SS&C based on the exchange ratio set forth in the Merger Agreement and will otherwise continue to be subject to the same terms and conditions applicable to such award, subject to certain exceptions for performance-based restricted stock units which will convert to time-based restricted stock units.

Each party’s obligation to complete the Merger is subject to various customary conditions, including (i) approval of the Merger Agreement by the holders of a majority of the outstanding shares of Advent Stock, (ii) there being no applicable law, order, judgment or other legal restraint prohibiting or otherwise making illegal the consummation of the Merger, (iii) the expiration or termination of the applicable Hart-Scott-Rodino waiting period, (iv) performance by the other party in all material respects of its obligations under the Merger Agreement and (v) the accuracy of the representations and warranties of the other party, subject to specified materiality standards. SS&C and Merger Subsidiary’s obligation to complete the Merger is also subject to additional customary conditions, including Advent not having experienced, since entry into the Merger Agreement, a Company Material Adverse Effect (as defined in the Merger Agreement). Closing is not subject to any vote of SS&C’s stockholders or conditioned on the availability, obtaining or receipt of financing for the transaction.

Advent and SS&C have each made customary representations, warranties and covenants in the Merger Agreement. Advent has agreed, among other things, (a) subject to certain exceptions, to conduct its business in the ordinary course of business consistent with past practices between the date of the Merger Agreement and the effective time of the Merger and not to take certain specified actions during such period and (b) not to solicit competing acquisition proposals or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative acquisition proposal. However, prior to Advent’s stockholders adopting the Merger Agreement, Advent may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited acquisition proposal. Under certain circumstances and upon compliance with certain notice and other specified conditions set forth in the Merger Agreement, including providing SS&C with a three-business day notice period (or shorter period for subsequent notices) to match or improve upon any superior proposal, Advent may terminate the Merger Agreement to accept a superior proposal.

The Merger Agreement contains certain termination rights for both Advent and SS&C and further provides that, upon termination of the Merger Agreement under certain circumstances, including if Advent terminates the Merger Agreement to accept a superior proposal, Advent may be required to pay SS&C a termination fee equal to $80 million as a condition to its ability to exercise its right to terminate the Merger Agreement and accept the superior proposal. If either party terminates the Merger Agreement in certain limited circumstances

Advent will reimburse SS&C for its out of pocket fees and expenses incurred in connection with the transaction, up to $12.5 million (which amount of reimbursed expenses will be netted from any subsequent payment of the $80 million termination fee, if applicable).

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about SS&C, Advent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of SS&C, Advent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SS&C’s or Advent’s public disclosures.

Voting Agreement

On February 2, 2015, concurrently with the execution of the Merger Agreement, SS&C entered into a voting agreement (the “Voting Agreement”) with Stephanie DiMarco and certain of her trusts (collectively, the “Stockholders”) which, together, hold approximately 2,867,887 shares of Advent common stock. Pursuant to the Voting Agreement, each Stockholder agreed, among other things, to vote all of its shares in favor of the Merger, and against any actions that would impede the consummation of the merger. However, the Stockholders are not required to vote for any amendment of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration, imposes any material restrictions or conditions on the consummation of the Merger or extends the “end date” as defined under the Merger Agreement. The Stockholders further agreed, subject to certain exceptions, not to transfer their shares of Advent Stock during the term of the Voting Agreement. The Voting Agreement will terminate upon the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

Financing

SS&C intends to finance (i) the payment of the Merger Consideration and associated fees and expenses and (ii) the refinancing of the loans outstanding under SS&C’s and Advent existing credit agreements and (iii) the payment of fees and expenses with respect to the Merger and the financing with cash on hand and:

•	senior secured credit facilities in an aggregate principal amount of $2,630 million, comprised of:
o	a $2,080 million senior secured term loan B facility to be made available to SS&C (“Term Loan B-1 Facility”);
o	a $400 million senior secured term loan B facility to be made available to SS&C Technologies Holdings Europe S.a.r.L, a wholly owned subsidiary of SS&C (“Term Loan B-2 Facility”); and
o
a $150 million senior secured revolving credit facility to be made available to SS&C (which is expected to be undrawn at the closing of the Merger) (the “Revolving Credit Facility” and, together with the Term Loan B-1 Facility and the Term Loan B-1 Facility, the “Senior Secured Credit Facilities”);

•
$500 million in aggregate principal amount of senior unsecured senior notes (the “Notes”) and/or, to the extent that the aggregate principal amount of the Notes issuance is less than $500 million, a senior unsecured bridge loan facility up to an aggregate principal amount of $500 million (less the cash proceeds received from the issuance of the Notes and available for use (if any)) (the “Debt Bridge Facility”); and

•
the issuance of shares of SS&C’s equity yielding gross proceeds of up to $400 million in a public offering or private placement (“Equity Securities” ) and/or, to the extent that the issuance of such Equity Securities yields less than $400 million in aggregate gross proceeds, a senior secured bridge loan facility up to an aggregate principal amount of $400 million (less the cash proceeds received from the equity issuance and available for use (if any)) (the “Equity Bridge Facility” and, together with the Senior Secured Credit Facilities and the Debt Bridge Facility, the “Debt Facilities”)).

Item 7.01. Regulation FD Disclosure.

A copy of the joint press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

A copy of the investor presentation with respect to the Merger is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to Item 7.01 and Item 9.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 and in Item 9.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01. Other Events

Financing Commitment

In connection with the Merger Agreement, SS&C entered into a commitment letter, dated February 2, 2015 (the “Financing Commitment Letter”), with Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank AG Cayman Islands Branch (“DBCI”) and Deutsche Bank Securities Inc. (“DBSI” and, together with DBNY and DBCI, “Deutsche Bank”) and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley” and, together with Deutsche Bank, the “Commitment Parties”) in connection with the Merger. Pursuant to the Commitment Letter, the Commitment Parties have committed to provide to SS&C (i) the Senior Secured Credit Facilities, (ii) to the extent that the aggregate principal amount of the Notes issued and sold on or prior to the closing date of the Merger is less than $500 million, the Debt Bridge Facility and (iii) to the extent that the gross proceeds from the Equity Securities issued and sold on or prior to the closing date of the Merger is less than $400 million, the Equity Bridge Facility.

In addition to entering into the Financing Commitment Letter, SS&C has also entered into an engagement letter with affiliates of the Commitment Parties to engage them in connection with the issuance and sale of the Notes and the Equity Securities.

The Commitment Parties’ obligations to provide the Debt Facilities are subject to a number of customary conditions precedent, including entry into customary documentation and completion of a customary marketing period.

*     *     *

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between SS&C and Advent. In connection with this proposed business combination, SS&C and/or Advent may file one or more proxy statements, registration statements, proxy statement/prospectus or other documents with the U.S. Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document SS&C and/or Advent may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SS&C AND Advent ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of SS&C and/or Advent, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by SS&C and/or Advent through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at http://www. ssctech.com or by contacting the Company’s Investor Relations Department by email at InvestorRelations@sscinc.com. Copies of the documents filed with the SEC by Advent will be available free of charge on Advent’s internet website at http://www.advent.com or by contacting Advent’s Investor Relations Department by email at investorrelations@advent.com.

SS&C, Advent, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Advent is set forth in its available in Advent’s proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 27, 2014. Information about the directors and executive officers of SS&C is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 16, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 27, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statements and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of Advent by SS&C are “forward-looking” statements intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of SS&C and are subject to uncertainty and changes in circumstances.  The forward-looking statements contained herein include the expected effects on SS&C of the acquisition of Advent; the expected timing and conditions precedent relating to the acquisition of Advent, anticipated synergies, earnings enhancements and other strategic options; and all other statements in this Current Report on Form 8-K other than statements of historical fact. Forward-looking statements include, without limitation, statements typically containing words such as “believes”, “plans”, “projects”, “forecasts”, “may”, “should”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By their nature, forward looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements relating to the Advent acquisition. These factors include, but are not limited to, unanticipated issues associated with the satisfaction of the conditions precedent to the acquisition; issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals; the inability to obtain financing and the terms of any financing. Additional factors that could cause actual result and developments to differ materially include, among others, the state of the economy and the financial services industry, SS&C's ability to finalize large client contracts, fluctuations in customer demand for SS&C's products and services, intensity of competition from application vendors, delays in product development, SS&C's ability to control expenses, terrorist activities, exposure to litigation, SS&C's ability to integrate acquired businesses, the effect of the acquisitions on customer demand for SS&C's products and services, the market price of SS&C's stock prevailing from time to time, SS&C's cash flow from operations and general economic conditions.

Additional information on the potential factors that could affect SS&C is also included in its filings with the SEC including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and its recent Current Reports on Form 8-K. SS&C undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01.  Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of February 2, 2015, by and among Advent Software, Inc., SS&C Technologies Holdings, Inc. and Arbor Acquisition Company, Inc.*

2.2
Voting and Support Agreement, dated as of February 2, 2015, by and among SS&C Technologies Holdings, Inc., Arbor Acquisition Company, Inc., Stephanie G. DiMarco, James Harleen, DiMarco/Harleen Revocable Living Trust and DiMarco/Harleen 1996 Charitable Trust.

99.1	Press Release, dated February 2, 2015, issued by SS&C Technologies Holdings, Inc. and Advent Software, Inc.

99.2	Investor Presentation, dated February 2, 2015

* Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. SS&C agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that SS&C may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: February 2, 2015	By:	/s/ Paul G. Igoe
Paul G. Igoe
Senior Vice President and General Counsel

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of February 2, 2015, by and among Advent Software, Inc., SS&C Technologies Holdings, Inc. and Arbor Acquisition Company, Inc.*

2.2
Voting and Support Agreement, dated as of February 2, 2015, by and among SS&C Technologies Holdings, Inc., Arbor Acquisition Company, Inc., Stephanie G. DiMarco, James Harleen, DiMarco/Harleen Revocable Living Trust and DiMarco/Harleen 1996 Charitable Trust.

99.1	Press Release, dated February 2, 2015, issued by SS&C Technologies Holdings, Inc. and Advent Software, Inc.

99.2	Investor Presentation, dated February 2, 2015

* Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. SS&C agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that SS&C may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.